SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 30, 2012 (May 23, 2012)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 23, 2012, our board of directors approved an agreement with Jon E. Eliassen under which, if a change of control occurs on or before December 31, 2013 and results in (i) our company being owned by a non-publicly traded entity such that our common stock is no longer liquid, or (ii) our company being owned by a publicly traded entity that has not agreed as part of any purchase and sale agreement to continue Mr. Eliassen’s unvested restricted stock units and stock options in substantially the same form as existed immediately prior to the change, then:

•	we will accelerate vesting of any stock option he holds whose strike price is less than 110% of the market price of our stock at the time of the change; and

•	we will accelerate vesting of any restricted stock units he holds.

Item 5.07. Submission of Matters to a Vote of Security Holders

At our annual meeting of shareholders on May 23, 2012, three matters were submitted to a vote of our shareholders. The voting results were as follows:

1.	Election of directors: Four directors were elected to serve on our board of directors for terms that end at the 2013 annual meeting of shareholders. The number of votes cast for and withheld from each nominee, and the number of broker non-votes, were as follows:

Nominee	For	Withheld	Broker Non-Votes
Richard L. Barbieri	9,441,230	5,743,075	2,491,029
Ryland P. Davis	9,446,044	5,738,261	2,491,029
Jon E. Eliassen	9,526,237	5,658,068	2,491,029
Melvin L. Keating	9,553,013	5,631,292	2,491,029

2.	Ratification of appointment of auditors: The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2012. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
17,574,062	63,052	38,220

4.	Advisory vote on executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the captions “Compensation Discussion and Analysis” and “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
13,968,301	148,678	1,067,326	2,491,029

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: May 30, 2012	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President,
General Counsel and Secretary

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